October 15, 2020

CONDOR HOSPITALITY SIGNS SETTLEMENT AGREEMENT WITH NHT PARTIES WITH RESPECT TO TERMINATED MERGER AGREEMENT

NORFOLK, NEBRASKA –– October 15, 2020 –– Condor Hospitality Trust, Inc. (NYSE American: CDOR) (the "Company") today announced that it along with its operating partnership, Condor Hospitality Limited Partnership (with the Company, the “Company Parties”) signed a settlement agreement (the “Settlement Agreement”) with NexPoint Advisors L.P. (“NexPoint Advisors”), NexPoint Hospitality Trust (TSVX: NHT) (“NHT”), and NHT’s operating partnership, NHT Operating Partnership, LLC (“Parent”), and certain of its affiliates (collectively, the “NHT Parties”), following the Company’s previously announced termination of the merger agreement with Parent and certain of its affiliates (the “Merger Agreement”).

Pursuant to the Settlement Agreement, the NHT Parties have agreed to make three payments to the Company totaling $7,000,000. The first payment of $2,250,000 is to be made within two business days of the execution of the Settlement Agreement (the “Initial Payment”), the second payment of $2,500,000 is to be made on or before October 30, 2020 (the “Second Payment”) and the third payment of $2,250,000 is to be made on or before December 30, 2020 (the “Third Payment” and together with the Initial Payment and the Second Payment, the “Settlement Payments”).  Upon timely payment of all of the Settlement Payments, the NHT Parties’ settlement liability will be satisfied in full. In the event that any of the Settlement Payments are not timely made, in addition to the Settlement Payments, an amount of $4,925,000, together with an amount to cover the Company’s fees and expenses related to the collection and enforcement of the Settlement Payments, will be owing to the Company. NHT, Parent, and certain affiliates of Parent have issued a promissory note to the Company evidencing their obligation to make these payments.  In exchange for these payment obligations, the NHT Parties have been released from all claims or liabilities relating to the Merger Agreement.  Pursuant to the Settlement Agreement, the Company Parties also have been released from all claims or liabilities relating to the Merger Agreement.

About Condor Hospitality Trust, Inc.

Condor Hospitality Trust, Inc. (NYSE American: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium-branded, select-service, extended-stay, and limited-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on the top 20 to 60 MSAs. The Company currently owns 15 hotels in 8 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, and InterContinental Hotels.

Forward-Looking Statement

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “anticipate”, “estimate”, “believe”, “continue”, “project”, “plan”, the negative version of these words or other similar expressions.  Readers are cautioned not to place undue reliance on any such forward-looking statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  They are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict.  Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of capital, risks associated with debt financing, interest rates, competition, supply and demand for hotel rooms in our current and proposed market areas, policies and guidelines applicable to real estate investment trusts, risks related to uncertainty and disruption in global economic markets as a result of COVID-19 (commonly referred to as the coronavirus), and other risks and uncertainties described herein, and in our filings with the Securities and Exchange Commission (“SEC”) from time to time.  These risks and uncertainties should be considered in evaluating any forward-looking statements.

The forward-looking statements represent Condor’s views as of the date on which such statements were made.  Condor anticipates that subsequent events and developments may cause those views to change.  These forward-looking statements should not be relied upon as representing Condor’s views as of any date subsequent to the date hereof.  Condor expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional factors that may affect the Company’s business or financial results are described in the risk factors included in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.